UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2011

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 19, 2011, J. C. Penney Company, Inc. (the “Company”) entered into a stockholders agreement (the “August Agreement”) with Pershing Square Capital Management, L.P., in its capacity as investment advisor to certain funds, and on behalf of its controlled affiliates (collectively, “Pershing Square”).

Pursuant to the August Agreement, Pershing Square will be prohibited from purchasing shares of common stock of 50¢ par value of the Company (the “Common Stock”) and derivative securities whose value is derived in whole or in part from the value of Common Stock in excess of 26.1% of the shares of Common Stock.  Pershing Square will cause the number of shares of Common Stock as to which it possesses the power to vote (or direct the voting of) in excess of the Applicable Share Number to be present for quorum purposes and to be voted at a meeting of the Company’s stockholders either (1) as recommend by the Company’s Board of Directors or (2) in direct proportion to the manner in which all stockholders (other than Pershing Square and Vornado Realty Trust and its controlled affiliates) vote.  As used in the August Agreement, the “Applicable Share Number” means the number of shares of Common Stock equal to the lesser of (a) 16.5% of the shares of Common Stock and (b) the greater of (i) 15% of the shares of Common Stock and (ii) the number of shares of common stock in clause (a) minus the aggregate number of shares of Common Stock of which Pershing Square has acquired beneficial ownership or holds economic exposure through derivative securities after the date of the August Agreement.

The August Agreement provides that Pershing Square will not knowingly transfer shares of Common Stock to any person if, following such transfer, such person would beneficially own 10% or more of the shares of Common Stock, subject to certain limitations in the case of a tender or exchange offer with respect to which the Company accepts or takes no position.

The August Agreement permits Pershing Square to designate one member of the Board of Directors, which member is currently William A. Ackman.  The August Agreement will terminate if the Company fails to nominate Pershing Square’s board designee in certain cases, if Pershing Square ceases to beneficially own at least 10% of the shares of Common Stock for one year or if Pershing Square is no longer required to report beneficial ownership of Common Stock on Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934, as amended.

In connection with the execution of the August Agreement, the Company has entered into an amendment (the “Amendment”) to the Stockholder Protection Rights Agreement by and between the Company and Mellon Investor Services, LLC (operating with the service name BNY Mellon Shareowner Services) as the Rights Agent (the “Rights Agreement”) pursuant to which the Company declared a dividend of one preferred stock purchase right for each outstanding share of Common Stock.  The Amendment will amend the definition of “Acquiring Person” in the Rights Agreement to permit Pershing Square to acquire derivative securities in accordance with the terms and conditions of the August Agreement.

The August Agreement terminates the Stockholders Agreement dated February 24, 2011 between the Company and Pershing Square (the “February Agreement”), in which Pershing Square had agreed to cause the number of shares of Common Stock as to which it possessed the power to vote (or direct the voting of) in excess of 16.5% to be present for quorum purposes and to be voted at a meeting of the Company’s stockholders either (a) as recommended by the Company’s Board of Directors or (b) in direct proportion to the manner in which all stockholders (other than Pershing Square and Vornado Realty Trust and its controlled affiliates) vote.

The foregoing summaries of the Amendment and August Agreement are qualified in their entirety by reference to the copies of the Amendment and the August Agreement attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above regarding the termination of the February Agreement is incorporated herein by reference as if fully set forth herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth above regarding the Amendment is incorporated herein by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibit 4.1                  Amendment No. 1 to Stockholder Protection Rights Agreement
between the Company and Mellon Investor Services, LLC

Exhibit 10.1              Stockholders Agreement, dated August 19, 2011, between the Company and Pershing Square Capital Management, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  August 19, 2011

EXHIBIT INDEX

Exhibit Number                      Description

4.1                                     Amendment No. 1 to Stockholder Protection Rights Agreement between the Company and Mellon Investor Services, LLC

10.1                                   Stockholders Agreement, dated August 19, 2011, between the Company and Pershing Square Capital Management, L.P.